Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-169943 on Form S-3 and Registration Statement No. 333-162223 on Form S-8 of our report dated February 28, 2012, relating to the consolidated financial statements of CreXus Investment Corp., appearing in this Annual Report on Form 10-K of CreXus Investment Corp. for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP
New York, New York
February 28, 2013